NOTICE AND PROXY COVER PAGE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1996

To the Shareholders of Ryan, Beck & Co., Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
Ryan, Beck & Co., Inc. (the "Company") will be held at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey on Tuesday, May 14, 1996 at 10:00 a.m., Eastern Time, for the following purposes:

1. To elect two directors for terms expiring in 1999;

2. To consider and vote upon the adoption of the Company's 1996 Stock Option Plan; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Pursuant to the By-laws of the Company, the Board of Directors has fixed March 21, 1996 as the record date for the determination of shareholders entitled to notice of, to vote at and to attend the Annual Meeting and any adjournments thereof. Only record holders of the Common and Preferred Stock of the Company as of the close of business on that date will be entitled to notice of, to vote at and to attend the Annual Meeting or any adjournments thereof.

By order of the Board of Directors


Mildred Santillo
Secretary

April 12, 1996

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. AT ANY TIME PRIOR TO ITS BEING VOTED, PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE COMPANY IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY STATEMENT OR BY VOTING IN PERSON AT THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER OF THE SHARES TO VOTE PERSONALLY AT THE ANNUAL MEETING.

PROXY STATEMENT

The following statement is furnished in connection with the solicitation by the Board of Directors of Ryan, Beck & Co., Inc., a New Jersey corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey on Tuesday, May 14, 1996 at 10:00 a.m., Eastern Time, and at any and all adjournments thereof (the "Annual Meeting"). This proxy statement and the enclosed form of proxy are first being sent to shareholders on or about April 12, 1996.


As of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders attached hereto. As to other business, if any, that may properly come before the Annual Meeting, the proxy in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxy, unless otherwise directed by the Board of Directors.

DATE, TIME AND PLACE OF ANNUAL MEETING

The Annual Meeting will be held on Tuesday, May 14, 1996 at 10:00 a.m. at Mayfair Farms, 481 Eagle Rock Avenue, West Orange, New Jersey.

VOTING; REVOCATION OF PROXIES

If the enclosed proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company. A subsequently dated proxy will, if properly presented, revoke a prior proxy. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from the record holder of the shares to vote personally at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person whether or not they have previously given a proxy.

PROXY SOLICITATION

The entire cost of soliciting these proxies will be borne by the Company. Following the mailing of these proxy soliciting materials, directors, officers and employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

Holders of record of the Company's Common Stock, par value $.10 per share ("Common Stock"), and Voting Cumulative Convertible Preferred Stock, Series A, par value $.10 per share (the "Series A Preferred Stock"), herein after collectively referred to as the "Voting Stock", as of the close of business on March 21, 1996 are entitled to notice of, and to vote at, the Company's Annual Meeting. At the close of business on the record date, there were 3,231,302 shares of Common Stock outstanding and 408,180 shares of Series A Preferred Stock outstanding. All holders of Voting Stock will vote together as a class and each share of Voting Stock is entitled to one vote on all matters to come before the Annual Meeting. The total number of votes entitled to be cast at the Annual Meeting is 3,639,482.

The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Voting Stock will constitute a quorum for the transaction of business at the Company's Annual
Meeting.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information as of March 21, 1996 with respect to the holdings of (i) each director and executive officer of the Company, and by all of such executive officers and directors as a group, and (ii) any other 5.00% or more holder of the Company. The Company's management is not aware of any other individual or entity that owned of record or beneficially owned more than 5.00% of the Common Stock and/or Series A Preferred Stock as of March 21, 1996. To the Company's knowledge, except as otherwise indicated in the footnotes to this table, each of the persons named in the table has sole voting and/or investment power with respect to all shares of Common Stock and/or Series A Preferred Stock reported as beneficially owned by such persons.

                     Common Stock and           Series A
              Common Stock Equivalents <F1>Preferred Stock <F2>
 Directors and    Number of               Number of
Executive Officers  Shares    Percent       Shares   Percent
Fenwick H. Garvey134,651<F3,F4,F5>3.68%    101,811    24.94%
80 Main Street
West Orange, N.J.

Allen S. Greene    93,816<F6>   2.56%         -         -
80 Main Street
West Orange, N.J.

Bruce M. Chodash 429,387<F4,F5> 11.73%      1,811       *
80 Main Street
West Orange, N.J.

Matthew R. Naula 83,801<F4,F5>  2.29%       1,811       *
80 Main Street
West Orange, N.J.

Ben A. Plotkin   100,078<F4,F7> 2.73%       1,811       *
80 Main Street
West Orange, N.J.

Jack R. Rosenthal  3,860<F4 >     *         1,811       *
80 Main Street
West Orange, N.J.

Michael M. Horn    18,868<F8>     *           -         -
McCarter & English
100 Mulberry Street
Newark, N.J.

Richard B. Neff    26,707<F9>     *           -         -
DiGiorgio Corporation
Two Executive Drive
Somerset, N.J.

David Tendler<F10>   2,100        *           -         -
Tendler Beretz
 Associates, Ltd.
101 East 52nd Street
New York, N.Y.

Peter W. Rodino, Jr.
Rodino & Rodino
11 Eagle Rock Avenue
East Hanover, NJ  07936-          -           -         -

All Directors and
Officers as a Group
(10 persons)      893,268<F11>  24.41      109,055    26.72

Other Beneficial Owners

Harry C. Oefinger 185,062<F12>   5.06       17,000     4.16
80 Main Street
West Orange, N.J.

Ryan, Beck & Co., Inc.104,227<F13>2.85      99,264    24.31
ESOP, Summit Bank TTEE
UAD 10/04/95
40 Beechwood Road
Summit, NJ

*    Less than one percent.

<F1> Includes total common and preferred shares owned.  The preferred shares included in the common stock equivalent calculation have been adjusted to reflect the 5% common stock dividend declared on January 26, 1996.

<F2> Each share of Series A Preferred Stock is immediately convertible into 1.05 shares (as adjusted for the 5% common stock dividend declared on January 26, 1996) of Common Stock.

<F3> Includes 100,000 shares of Series A Preferred Stock, each of which is immediately convertible into 1.05 shares (as adjusted for the 5% common stock dividend declared on January 26, 1996) of Common
Stock.

<F4> Includes 1,811 shares of Series A Preferred Stock, each of which is immediately convertible into 1.05 shares (as adjusted for the 5% common stock dividend declared on January 26, 1996) of Common Stock, held in a Ryan Beck ESOP account for the benefit of such person, as to which such person may direct voting.

<F5> On March 15, 1994, Messrs. Garvey, Naula and Chodash entered into an Amended and Restated Stock Pooling Agreement (the "Agreement") with respect to all shares of Common Stock and Series A Preferred Stock then owned, or subsequently acquired by the parties, which amended and restated a prior agreement which had previously given Mr. Garvey the right to vote all of the Company's Common Stock owned by Messrs. Naula and Chodash solely in connection with the election of directors, through the Company's 1994 Annual Meeting. As a result of Mr. Garvey's relinquishment of his position as Chief Executive Officer of the Company on October 11, 1994, the Agreement requires that Mr. Garvey, as voting trustee under the Agreement, vote all such shares of Common Stock and Series A Preferred Stock in connection with the election of directors of the Company as directed by the holders of a majority of such shares subject to the Agreement. In the event that holders of Common Stock and the Series A Preferred Stock vote separately as a class on any matter brought before the shareholders for consideration, Mr. Garvey will be required to vote the shares of Common Stock as directed but each of the parties to the Agreement will individually vote the shares of Series A Preferred Stock, if any, held by them. Unless amended, the Agreement will terminate following the 1999 Annual Meeting. As of the date hereof, Mr. Chodash is the holder of a majority of such shares. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Chodash may be deemed to beneficially own all shares subject to the Agreement.

<F6> Includes 30,817 shares of Common Stock held in a retirement plan for Mr. Greene's benefit. Also includes 749 shares of Common Stock in the name of his wife and 105 shares of Common Stock held by his wife as custodian for his minor son, as to which Mr. Greene expressly disclaims beneficial ownership.

<F7> Includes 26,136 shares of Common Stock held in a retirement plan for Mr. Plotkin's benefit and 6,541 shares of common stock held in a joint account with his wife.

<F8> Includes 5,418 shares of Common Stock held in a retirement plan for Mr. Horn's benefit and 2,819 shares of Common Stock held in a retirement plan for his wife. Also includes 8,347 shares of Common Stock held in a joint account with his wife.

<F9> Includes 18,900 shares of Common Stock held in a retirement plan for Mr. Neff's benefit and 3,150 shares of Common Stock held by his wife as custodian for his three minor children. Also includes 3,150 shares owned by Mr. Neff's mother, with respect to which she has sole voting and investment power and as to which he disclaims beneficial ownership.

<F10>     Mr. Tendler is not seeking re-election to the Board.

<F11>     Includes 114,508 shares of Series A Preferred Stock, which have been adjusted to reflect the 5% common stock dividend declared on January 26, 1996.

<F12>     Includes 17,850 shares of Series A Preferred Stock, which
have been adjusted to reflect the 5% common stock dividend declared on January 26, 1996.

<F13>     Consists solely of Series A Preferred Stock, which have been adjusted to reflect the 5% common stock dividend declared on January
26, 1996.

PROPOSAL I
ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

The Company's directors are elected on a staggered term basis, with each class of directors consisting of approximately one-third of the Board and standing for re-election once in each three year period. Accordingly, at the Annual Meeting, the Company's shareholders will be asked to elect two directors in Class III for terms expiring in 1999. Class I consists of three directors whose terms expire in 1997; Class II consists of four directors whose terms expire in 1998; and Class III consists of two directors whose terms expire at the Annual Meeting.

Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the two persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly qualified and elected. Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

Table I sets forth the names and ages of the nominees to the Board of Directors, the other positions and offices held by each such person within the Company, the period during which each such person has served on the Company's Board of Directors, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, the principal occupations and employment listed for each person has been his principal occupation and employment for at least the past five years.

                                TABLE I
                  NOMINEES FOR ELECTION AS DIRECTORS

                               CLASS III

             DirectorExpiration of
Name  and  Age  Since    Term       Business Experience for Past  Five
Years
Fenwick  H.  Garvey, 51   1970      1999  Chairman of the Board  (July
1989 - Present); President
                                   and  Chief Executive Officer  (July
1987 - October 1994);
                                    President   and  Chief   Operating
Officer (January  1987
                                  - June 1987).

Jack  R.  Rosenthal, 71   1965      1999  Vice Chairman of  the  Board
(January
                                   1987  -  Present);  Executive  Vice
President
                                  (1972 -1986).

                               TABLE II
                         CONTINUING DIRECTORS

                                CLASS I

             DirectorExpiration of
Name  and  Age  Since    Term       Business Experience for Past  Five
Years
Michael M. Horn, 56     1986      1997  Partner of McCarter & English
                                   (Attorneys  at  Law)  (May  1990  -
Present);
                                   Executive Vice President  of  Ryan,
Beck
                                  & Co., (December 1988 - April 1990).

Matthew  R.  Naula,  54     1981      1997  Executive  Vice  President
(December
                                    1990  -  Present);    Senior  Vice
President
                                  (1981 - December 1990).

Ben   A.  Plotkin,  40       1993       1997   Senior  Executive  Vice
President (January
                                   1996  -  Present);  Executive  Vice
President
                                   (December  1990  -  January  1996);
Senior
                                  Vice President (December 1989 -
                                  December 1990).


                               CLASS II

             DirectorExpiration of
Name  and  Age  Since    Term       Business Experience for Past  Five
Years
Bruce M. Chodash, 47    1981      1998  Executive Vice President
                                  (January 1986 - Present).

Allen  S. Greene, 49     1994      1998  President and Chief Executive
Officer
                                  (October 1994 - Present); Chairman,
                                    President   and  Chief   Executive
Officer of
                                  VSB Bancorp/Valley Savings Bank
                                    (October  1990  -  October  1994);
President
                                  of Allen S. Greene and Company, Inc.
                                  (June 1977 - October 1990).

Richard  B. Neff, 47     1994      1998  President and Chief Executive
Officer of
                                  Las Plumas Lumber Corp. (April
                                  1991 - Present); Executive Vice
                                   President, Chief Financial  Officer
and
                                  Director of  DiGiorgio Corp.
                                  (February 1990 - Present); Business
                                   Consultant (April 1986  -  February
1990).

Peter  W.  Rodino, Jr., 861989      1998  Partner of Rodino &  Rodino,
P.C.
                                  (Attorneys at Law) (1989 - Present);
U.S.
                                  Congressman (January 1949 -
                                  January 1989).


Certain of the Company's executive officers also serve as officers and directors of the Company's wholly-owned subsidiaries.

VOTE REQUIRED FOR APPROVAL

The two directors are required to be elected by the affirmative vote of a plurality of the shares of Voting Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting. Votes may be cast in favor or withheld for any or all of the appropriate nominees.

Abstentions and broker non-votes on returned proxies shall be counted as neither for nor against a nominee, but the shares represented by such an abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AFOREMENTIONED NOMINEES TO THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

The Board of Directors holds regularly scheduled meetings and meets on other occasions when required by special circumstances. In addition to meeting as a group to review the Company's business, certain members of the Board also devote their time and talents to one or more committees of the Board, described herein. The Executive Committee of the Board of Directors (members: Messrs. Chodash, Garvey, Greene, Naula, Neff, Plotkin and Tendler) was established in September of 1994 and exercises the authority of the Board when the Board is not in session, subject to applicable laws and the Company's By-Laws. The Audit Committee of the Board of Directors (members: Messrs. Horn, Neff and Tendler) provides general oversight in financial reporting and the adequacy of the Company's internal controls. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent public accountants. The Nominating Committee of the Board of Directors (members: Messrs. Chodash, Garvey, Naula and Rodino) recommends to the Board of Directors those persons to be appointed or nominated for election to the Board of Directors. The Compensation Committee of the Board of Directors (members:
Messrs. Garvey, Neff and Tendler) reviews the Company's executive compensation levels. See "Executive Compensation Committee Report."

In 1995 the Board of Directors held eight meetings; the Executive Committee of the Board of Directors held four meetings; the Audit Committee of the Board of Directors held two meetings; the Nominating Committee of the Board of Directors held one meeting and the Compensation Committee of the Board of Directors held three meetings. During 1995, each director attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

REMUNERATION OF DIRECTORS

Each of the Company's directors who is not also an officer of the Company and not receiving contractual payments from the Company receives a quarterly retainer of $5,000 plus $500 for each Board of Directors meeting attended. In addition, each director receives $500 for each individual committee meeting attended but not held on the same day as a Board of Directors meeting, the chairman of each committee receives $1,000 per meeting.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company.

                                          Long Term Compensation
                                    RestrictedSecurities
Name & Principal             Annual CompensationStock       Underlying
All other
  Position    Year    Salary Bonus     Awards Options (#)  Compensation
Allen  S.  Greene<F1>    1995  $200,000 $300,000$50,005<F2>     31,500
$  -<F3>
President and 1994    46,154  75,000250,000<F2>   0           -<F3>
Chief Executive Officer

Fenwick  H. Garvey<F4>  1995  $168,750 $180,000     0                0
- -<F3>
Chairman  of  the        1994  231,564   352,400      0              0
- -<F3>
Board                   1993  200,000  387,500      0                0
- -<F3>

Ben A. Plotkin1995   $187,500$490,000    0      31,500        -<F3>
Senior  Executive        1994   187,500  803,000  150,000<F5>        0
- -<F3>
Vice President1993   150,000 332,500   50,000<F5>0       80,000<F6>

Matthew  R. Naula       1995  $187,500 $62,500      0                0
- -<F3>
Executive Vice 1994  187,500 136,000     0       0            -<F3>
President     1993   150,000 170,000     0        0           -<F3>

Bruce  M. Chodash       1995  $187,500 $162,500     0                0
- -<F3>
Executive Vice 1994  187,500 166,000     0        0           -<F3>
President     1993   150,000 170,000     0        0           -<F3>

<F1>  Mr.  Greene was appointed President and Chief Executive  Officer and a Director of the Company on
     October 11, 1994.

<F2> The following table details Mr. Greene's Restricted Stock Awards:

           Award   Number of  Value at   Date of
           Date       Shares  Grant Date Vesting

           Oct. 1994   7,737$ 50,000      Jan. 1996
           Oct. 1994   7,735  50,000      Jan. 1997
           Oct. 1994   7,735  50,000      Jan. 1998
           Oct. 1994   7,735  50,000      Jan. 1999
           Oct. 1994   7,735   50,000     Jan. 2000
           Sept. 1995  7,193  50,005      Sept. 1998

        Total Grants: 45,870$300,005

     All shares have been adjusted for the 5% stock dividend declared on January 26, 1996.

     These awards were made pursuant to the terms of an employment agreement between Mr. Greene and the Company. Mr. Greene was required to purchase an equal number of shares in order to receive the Company's grants. Vesting dates on all 1994 grants were accelerated in September, 1995.

<F3> The  dollar  value  of all other compensation paid  to  executive officers did not exceed the lesser of $50,000 or 10% of the total of annual base salary and bonus.

<F4> On  October 11, 1994, Fenwick H. Garvey relinquished the  offices of President and Chief Executive Officer of the Company. Mr. Garvey has continued to serve as Chairman of the Board, focusing on revenue production and new business opportunities for the Company.

<F5> The  following table details Mr. Plotkin's Restricted  Stock
     Awards:

           Award   Number of  Value at   Date of
           Date       Shares  Grant Date Vesting
         Jan. 1993    8,936   $ 50,000  Dec. 1996
         Jan. 1994    7,635   50,000    Dec. 1997
         Oct. 1994    7,736   50,000    Dec. 1998
         Oct. 1994    7,735    50,000   Dec. 1999

         Total Grants
         Since 1993:  32,042$  200,000

      All shares have been adjusted for the 5% stock dividend declared on January 26, 1996.

<F6> Includes  contributions by the Company to its  Employees'  Profit
     Sharing Plan of $30,000 for the benefit of Mr. Plotkin and reimbursement to Mr. Plotkin of $50,000 for certain relocation expenses.

[/FN]

                   OPTION GRANTS IN LAST FISCAL YEAR

                     Individual Grants

                      Percent of               Potential Realizable
                        Total                    Value at Assumed
           Number of   Options                Annual Rates of Stock
          Securities Granted to Exercise      Price Appreciation For
          Underlying  Employees of Base            Option Term
        Options Granted in Fiscal Price Expiration
          Name(#)<F1>    Year  ($/Sh)<F1>  Date 5%($)<F2>10%($)<F2>
   Allen S. Greene      31,500   24.7%    $7.38   9/2005$146,199
$370,497

   Ben A. Plotkin       31,500   24.7%    $7.38   9/2005$146,199
$370,497

<F1> Adjusted for a 5% stock dividend declared on January 26, 1996.

<F2> Potential Realizable Values are based on an assumption  that  the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise of the subsequent sale of the underlying stock. The actual value, if any, an optionholder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the optionholder's continued employment through the vesting period. The actual value to be realized by the optionholder may be greater or less than the values estimated in this table.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/VALUES


                           Number of Securities
                                Underlying   Value of Unexercised
                           Unexercised Optionsin-the-Money Options
            Shares    Valueat Fiscal Year-End (#)at Fiscal Year-End
($)
         Acquired on Realized  Exercisable/      Exercisable/
         NameExercise (#)          ($)        Unexercisable<F1>
Unexercisable<F2>
Allen S. Greene         0           0              0/31,500 0/0

Ben A. Plotkin0         0        0/31,500            0/0

<F1> Adjusted for a 5% stock dividend declared on January 26, 1996

<F2> Based on the closing price of $7.38 (as adjusted for the 5% stock dividend) Common Stock on December 29, 1995

EXECUTIVE COMPENSATION COMMITTEE REPORT

General. Under rules established by the Securities and Exchange Commission, Ryan, Beck is required to provide certain data and information in regard to the compensation and benefits provided to Ryan, Beck's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the following report has been prepared for inclusion in this proxy statement.

Compensation Policies. The compensation program is structured to recognize each executive's level of responsibility and to reward exceptional individual and corporate performance. The Committee takes into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement the Company's business plans, as well as to react to unanticipated external factors which could have a significant impact on corporate performance. Compensation decisions for all executives including the Chief Executive Officer are based on the same criteria. The Compensation Committee establishes base salaries for the Company's executive officers at the beginning of each year upon the subjective recommendation of the Chief Executive Officer. Salary levels are intended to reflect responsibilities in one or more of the Company's operating units and to be competitive with positions of similar responsibility in other comparable investment banking and broker dealer organizations, whether publicly owned or privately held, some of which may be included in the Peer Group Index. Compensation surveys by independent third parties, industry associations and industry conference groups, as well as published proxy data for firms of comparable size and scope, all serve as resources to the chief executive and to this Committee in its deliberations.

Incentive Bonus Awards. The Company's bonus pools are based either upon the Company's earnings performance for the year, or upon business unit revenue and earnings performance. The Company's Chief Executive Officer, certain other executive officers, as well as non-commissioned eligible employees of the Company are paid bonuses semi-annually from a bonus pool based upon the performance of the individual and the total results of the department and the Company. The structure and accrual rates for the corporate and various business unit bonus pools are reviewed annually by the Committee. Performance bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's individual share of his or her respective bonus pool is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made semi-annually on a case-by-case basis.

Long Term Incentive Compensation. Stock-based incentive awards are a fundamental component of total compensation awarded each year to selected officers of the company. These awards, which include restricted stock grants and stock options, are designed to reinforce the importance of building long-term value for the Company's stockholders. Restricted stock grants provide an immediate ownership interest and reinforces a long term orientation in decision making. Restricted stocks are shares of common stock that convey to their holder all the rights of a stockholder, including receipt of dividends. The shares are restricted from being sold, transferred, or assigned for at least 3 years. In most cases, the award recipient is required to purchase and hold an equal number of shares in order to receive the Company's grants. The awards granted in 1995 have a restriction period of 3 years. The number of restricted stock grants awarded by the Compensation Committee is based on individual performance and level of responsibility.

Stock options directly align the financial interest of management with those of stockholders by rewarding management only if, and to the extent that the price of common stock appreciates in the future. Stock options have a term of 10 years and vest over a 4 or 5 year period. The number of options that the Compensation Committee grants to officers is based on individual performance and level of responsibility. Award levels must be sufficient in size so that the recipient develops strong incentives to achieve long-term corporate goals.

Compensation of the Chief Executive Officer. In keeping with the general compensation policy outlined above and pursuant to the terms of an employment agreement between Mr. Greene and the Company, Mr. Greene's annual base salary was set at $250,000 for 3 years beginning calendar 1996. Under the employment agreement between Ryan, Beck and Mr. Greene, the base salary may not be decreased. In addition, during 1995 the Committee provided stock-based compensation awards to Mr. Greene totaling 7,193 shares (as adjusted for the 5% stock dividend) with a market value at the time of grant of $50,005. These shares will vest 3 years from the date of grant. In the event of Mr. Greene being involuntarily terminated without cause, a change in control, or the liquidation of the company all of the unvested shares would immediately vest. The Committee also awarded Mr. Greene 31,500 stock options (as adjusted for the 5% stock dividend). These options will vest over a 5 year period.

Compensation Committee:               Fenwick H. Garvey
                                        Richard B. Neff
                                          David Tendler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company's Compensation Committee are Fenwick H. Garvey, Chairman of the Board and former President and Chief Executive Officer, Richard B. Neff and David Tendler.

                           PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the NASDAQ National Market (the "NASDAQ Market Index") and the Media General Peer Group (a peer group consisting of 64 investment banks and broker dealers) over the same period (assuming the investment of $100 in each on January 1, 1991, and the reinvestment of all dividends).

          COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG
     RYAN, BECK & CO., INC., NASDAQ MARKET INDEX AND MEDIA GENERAL
                              INVESTMENT
        BANKERS AND BROKER DEALERS PEER GROUP INDEX (MG INDEX)

                         (GRAPH APPEARS HERE)

Fiscal Year Ending December 31, 1990  1991   1992   1993   1994  1995
   RYAN, BECK & CO.    100.00 225.00 1347.981855.462134.232602.81
   NASDAQ MARKET INDEX 100.00 166.30  183.94237.11 211.96 295.19
   MG INDEX            100.00 128.38  129.64155.50 163.26 211.77


AGREEMENTS WITH EMPLOYEE-DIRECTORS AND OTHER KEY EXECUTIVES

Allen S. Greene. As of December 14, 1996, the Company entered into an amended and restated employment agreement with Mr. Greene. Pursuant to the agreement, Mr. Greene is employed as President and Chief Executive Officer of the Company for a three (3) year term at an annual base salary of $250,000. Mr. Greene is also entitled to receive a bonus in the discretion of the Company and to reimbursement of certain expenses. Pursuant to the agreement, Mr. Greene was granted options to purchase up to 31,500 shares (as adjusted for the 5% stock dividend declared on January 26, 1996) of the Company's Common Stock ("Options") under the Company's 1986 Stock Option Plan, at an exercise price of $7.38 per share (as adjusted for the 5% stock dividend declared on January 26, 1996), the market price of the Common Stock on the date of grant. One-fifth of such Options vest on each anniversary of the agreement, provided Mr. Greene is then employed by the Company. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Greene is actively employed by the Company on the renewal date.

The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that the Company terminates the agreement with Cause (as defined in the agreement), Mr. Greene will be entitled to a lump sum payment of $100,000 and to the continuation of certain benefits. Any unvested shares of Restricted Stock and any unvested Options granted to Mr. Greene will be forfeited. In the event that the Company terminates the agreement without Cause, Mr. Greene will be entitled to receive a lump sum payment equal to $200,000 times the number of years remaining in the term of the agreement, prorated for any partial years, to the continuation of certain benefits and the payment of a bonus (provided that bonuses are paid to other salaried officers and directors of the Company). In addition, all unvested shares of Restricted Stock and all unvested Options granted to Mr. Greene will immediately vest.

The Agreement also provides for payments to Mr. Greene in the event that he is unable to perform his duties due to illness or incapacity, in the event of his death during the term of the agreement or in the event the Board decides to liquidate the Company. In the event Mr.
Greene is disabled or dies during the term of the agreement, all shares of Restricted Stock granted to Mr. Greene which have begun to vest, but which have not fully vested, will vest on a pro rata basis based on the number of months elapsed since vesting began. In the event the Board determines to liquidate the Company, all unvested shares of Restricted Stock and all unvested Options will immediately vest.

In the event there is a "Change of Control" of the Company, and Mr. Greene's employment with the Company is terminated or there is a reduction in his authority, responsibilities or compensation, Mr. Greene will be entitled to receive an amount equal to his annual salary for the remaining term of the agreement. Mr. Greene is entitled to elect, on an annual basis, to receive any amounts so
payable   in  a lump sum or  monthly installments.  Such  election  is irrevocable  for  the  year  in which it  is  made  and  once  payment commences. In the event that no election is made payments to Mr. Greene would be on a monthly basis. In addition, all unvested shares of Restricted Stock and all unvested Options granted to Mr. Greene will immediately vest and, under certain conditions, Mr. Greene and/or his spouse will be entitled to the continuation of certain health and medical benefits. For the purposes of Mr. Greene's agreement (and the agreements of each of the Company's officers set forth below) a "Change of Control" is deemed to have taken place generally (i) upon the acquisition of 20% or more of the Company's Common Stock by a person or entity (whether or not such acquisition is approved by the Company's Board of Directors), with certain exceptions for parties related to the Company, and the persons serving as directors of the Company prior to such acquisition cease to constitute a majority of the Board for any reason; or (ii) a proxy solicitation is made in connection with the election of directors of the Company by a person or entity other than parties related to the Company and the current employee directors stand for reelection to the Board and each of them are not reelected; or (iii) following an unsolicited public tender offer for all or substantially all of the Company's outstanding Common Stock all, or substantially all, of the assets of the Company are sold. In the event that a Change of Control were deemed to have occurred on the date hereof, Mr. Greene would be entitled to receive the sum of approximately $667,750.

Fenwick  Garvey.   On December 14, 1996, the Company  and  Mr.  Garvey
entered into an amended employment agreement. Pursuant to the agreement, Mr. Garvey is employed as the Chairman of the Board and a Senior Advisor to the Company for a three (3) year term which began on October 1, 1994, at an annual base salary of $168,750. Mr. Garvey is entitled to receive a bonus at the discretion of the Company and to receive all employee benefits (including health benefits and contributions to profit sharing plans) offered by the Company to its employees and to reimbursement for certain expenses. In addition to providing such health benefits to Mr. Garvey, under certain specified conditions, the Company is obligated to provide such health benefits to his spouse and/or his children.

The agreement provides that either party may terminate the agreement any time upon thirty (30) days written notice. In the event that Mr. Garvey voluntarily terminates the agreement Mr. Garvey will be entitled to receive a lump sum payment of $200,000. In the event that the Company terminates the agreement without Cause (as defined in the agreement), Mr. Garvey will be entitled to receive the above described payment and a bonus (provided that bonuses are paid to other salaried officers and directors of the Company). In the event that the Company terminates the agreement with Cause, Mr. Garvey will be entitled to receive a lump sum payment in the amount of $100,000.

The Agreement also provides for payments to Mr. Garvey in the event that he is unable to perform his duties due to disability or incapacity, in the event of his death during the term of the agreement or in the event the Board decides to liquidate the Company. In the event of a Change of control of the Company, and Mr. Garvey's employment with the Company is terminated or his authority, responsibilities or compensation is reduced, Mr. Garvey is entitled to receive the greater of his annual salary or $200,000 times the number of years remaining in the term of the agreement, pro rated for any partial year. If a Change of Control were deemed to have occurred on the date hereof, Mr. Garvey would be entitled to receive a lump sum payment in the amount of approximately $450,725. In the event that Mr. Garvey dies during the term of the agreement, the Company will pay to his beneficiary the amount of $200,000 and a bonus (less any bonus paid during such calendar year and provided that bonuses are paid to other salaried officers and directors of the Company).

Bruce M. Chodash. On December 14, 1996, the Company and Mr. Chodash entered into an amended employment agreement. Pursuant to the agreement, Mr. Chodash is employed as an Executive Vice President of the Company for a three (3) year term which began on September 26, 1994, at an annual base salary of $187,500. Mr. Chodash is also entitled to receive a bonus in the discretion of the Company and to reimbursement for certain expenses. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Chodash is actively employed by the Company on the renewal date.

The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that the Company terminates the agreement with Cause (as defined in the agreement), Mr. Chodash will be entitled to a lump sum payment of $75,000 and to the continuation of certain benefits. In the event that the Company terminates the agreement without Cause, Mr. Chodash will be entitled to receive a lump sum payment of $150,000, to the continuation of certain benefits and the payment of a bonus (provided that bonuses are paid to other salaried officers and directors of the Company).

The Agreement also provides for payments to Mr. Chodash in the event that he is unable to perform his duties due to illness or incapacity, in the event of his death during the term of the agreement or in the event the Board decided to liquidate the company. In the event of a Change of Control of the Company, and Mr. Chodash's employment with the Company is terminated or there is a reduction in his authority, responsibilities or compensation, Mr. Chodash will be entitled to receive a lump sum payment equal to his annual salary for the remaining term of the agreement, pro rated for any partial year. In addition, under certain conditions, Mr. Chodash and/or his spouse will be entitled to the continuation of certain health and medical benefits. In the event that a Change of Control were deemed to have occurred on the date hereof, Mr. Chodash would be entitled to receive the sum of approximately $500,750.

Matthew R. Naula. On December 14, 1996, the Company and Mr. Naula entered into an amended employment agreement. Pursuant to the agreement, Mr. Naula is employed as an Executive Vice President of the Company for a three (3) year term which began on September 26, 1994, at an annual base salary of $187,500. Mr. Naula is also entitled to receive a bonus in the discretion of the Company and to receive reimbursement for ordinary and necessary expenses incurred in the performance of his duties. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Naula is actively employed by the Company on the renewal date.

The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that the Company terminates the agreement with Cause (as defined in the agreement), Mr. Naula will be entitled to receive a lump sum payment of $150,000, to the continuation of certain benefits and the payment of a bonus (provided that bonuses are paid to other salaried officers and directors of the Company).

The Agreement also provides for payments to Mr. Naula in the event that he is unable to perform his duties due to illness or incapacity, in the event of his death during the term of the agreement or the Board decides to liquidate the Company. In the event of a Change of Control of the Company, and Mr. Naula's employment with the Company is terminated or there is a reduction in his authority, responsibilities or compensation, Mr. Naula will be entitled to receive a lump sum payment equal to his annual salary for the remaining term of the agreement, pro rated for any partial year. In addition, under certain conditions, Mr. Naula and/or his spouse will be entitled to the continuation of certain health and medical benefits. In the event that a Change of Control were deemed to have occurred on the date hereof, Mr. Naula would be entitled to receive a payment of approximately $500,750.

Ben Plotkin. As of December 14, 1996, the Company entered into an amended and restated employment agreement with Mr. Plotkin. Pursuant to the agreement, Mr. Plotkin is employed as a Senior Executive Vice President of the Company for a three (3) year term at an annual base salary of $187,500. Mr. Plotkin is also entitled to receive a bonus in the discretion of the Company and to reimbursement for certain expenses. Pursuant to the agreement, Mr. Plotkin was granted options to purchase up to 31,500 shares (as adjusted for the 5% stock dividend declared on January 26, 1996) of the Company's Common Stock ("Options") under the Company's 1986 Stock Option Plan, at an exercise price of $7.38 per share (as adjusted for the 5% stock dividend declared on January 26, 1996), the market price of the Common Stock on the date of grant. One-fifth of such Options vest on each anniversary of the agreement, provided Mr. Plotkin is then employed by the Company. The term of the agreement will be automatically extended for successive one (1) year terms after the expiration of the initial term provided that Mr. Plotkin is actively employed by the Company on the renewal date. Effective January 1, 1996, Mr. Plotkin was promoted to Senior Executive Vice President and his annual base salary was increased to $200,000.

The agreement provides that either party may terminate the agreement at any time upon thirty (30) days written notice. In the event that the Company terminates the agreement with Cause (as defined in the agreement), Mr. Plotkin will be entitled to a payment of $75,000 and to the continuation of certain benefits. Any unvested shares of Restricted Stock and any unvested Options granted to Mr. Plotkin will be forfeited. In the event that the Company terminates the agreement without Cause, Mr. Plotkin will be entitled to receive a lump sum payment equal to $150,000 times the number of years remaining in the term of the agreement, prorated for any partial years, to the continuation of certain benefits and the payment of a bonus (provided that bonuses are paid to other salaried officers and directors of the Company). In addition, all unvested shares of Restricted Stock and all unvested Options granted to Mr. Plotkin will immediately vest.

The Agreement also provides for payments to Mr. Plotkin in the event that he is unable to perform his duties due to illness or incapacity, in the event of his death during the term of the agreement or in the event the Board decides to liquidate the Company. In the event Mr. Plotkin is disabled or dies during the term of the agreement, all shares of Restricted Stock granted to Mr. Plotkin which have begun to vest, but which have not fully vested, will vest on a pro rata basis based on the number of months elapsed since vesting began. In the event that Mr. Plotkin dies during the term of the agreement, all shares of Restricted Stock which have begun to vest but which have not fully vested will immediately vest. In the event the Board determines to liquidate the Company, all unvested shares of Restricted Stock and all unvested Options will immediately vest.

In the event of a Change of Control of the Company, and Mr. Plotkin's employment with the Company is terminated or there is a reduction in his authority, responsibilities or compensation, Mr. Plotkin will be entitled to receive a lump sum payment equal to his annual base salary for the remaining term of the agreement and all unvested shares of Restricted Stock and all unvested Options granted to Mr. Plotkin will immediately vest. In addition, under certain conditions, Mr. Plotkin and/or his spouse will be entitled to the continuation of certain health and medical benefits. In the event that a Change of Control were deemed to have occurred on the date hereof, Mr. Plotkin would be entitled to receive a payment of approximately $534,200.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company presently does not maintain director's and officer's liability insurance. The Company's restated Certificate of Incorporation, as amended ("Certificate of Incorporation") authorizes the Company to enter into agreements pursuant to which the Company would be required to indemnify and hold harmless its directors and officers against expenses and liabilities incurred by or imposed upon them in connection with any proceedings to which they may be made, or threatened to be made, a party, or in which they may become involved, by reason of their having been a director or officer, to the same extent as they would be indemnified and held harmless under a standard directors' and officers' liability insurance policy selection by the Board of Directors. The Certificate of Incorporation also requires the Company to provide its directors and executive officers with indemnification to the fullest extent permitted by law. Such provisions have the effect of exposing the Company to greater risk than would otherwise apply if the Company maintained directors' and officers' liability insurance.

The Company has entered into indemnification agreements with each of its directors and certain senior officers. These contracts confirm the indemnity provided to such persons by the Company's Certificate of Incorporation. The agreements provide that the directors and certain senior officers will be indemnified to the fullest extent permitted by law against all expenses (including attorney's fees), judgments (other than in proceedings by, or in the right of, the Company), fines and settlement amounts, paid or incurred by them and may have indemnification expenses advanced to them in any action or proceeding, including any action by, or in the right of, the Company, on account of their service as a director or officer of the Company or any subsidiary of the Company or as a director or officer of any other entity when they served in such capacities at the request of the Company.

PROPOSAL II
STOCK OPTION PLAN

The Board of Directors of the Company has approved, and proposed for submission for shareholder approval, the Ryan, Beck & Co. 1996 Stock Option Plan (the "Plan"). The Plan is intended to replace a substantially similar plan, the Ryan, Beck & Co. 1986 Stock Option Plan (the "1986 Plan"), which was approved by the shareholders on April 28, 1986 and which will terminate by its terms on April 28, 1996. The Plan is intended to provide an incentive to employees (including employee directors) and non-employee directors through the issuance of options to purchase shares of Common Stock. THE APPROVAL OF THIS PROPOSAL II IS A CONDITION PRECEDENT TO THE IMPLEMENTATION OF THE PLAN.

The Board of Directors believes that the Company's ability to grant awards under the Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of the Company's shareholders. The Board of Directors also believes that the Plan will contribute to the success of the Company by improving its ability to attract, motivate and retain key employees and directors.

Description of the Plan

The Plan as proposed is set forth as Exhibit "A" to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit "A".

General. The Plan, as proposed, provides for the issuance of options to purchase up to 200,000 shares of Common Stock. Persons eligible for participation in the Plan include key employees (including employees who also serve as directors) and non-employee directors (collectively, "Participants"). As of March 21, 1996, all of the Company's full-time employees and non-employee directors, or a total of approximately 176 people, would have been eligible to participate in the Plan. The Plan provides for the granting of options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("NQSOs") (ISOs and NQSOs are collectively referred to as the "Stock Options").

Administration. The Plan would be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, each of whom shall be a "disinterested person" as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the full power to administer and interpret the Plan. Messrs. Garvey, Chodash and Naula have been appointed to serve as the members of the Committee.

Stock Options. Only officers and employees of the Company would be eligible to receive ISOs. All Participants may receive NQSOs. The exercise price of all Stock Options granted would be not less than the Fair Market Value (as such term is defined in the Plan) of the Common Stock at the time the Stock Options is granted or such higher price as the Committee may determine. On March 21, 1996, the Fair Market Value of the Common Stock outstanding was $23,427,000. Stock Options may be granted for a term of up to ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or relationship with the Company. In the event that the Company adopts a plan of reorganization pursuant to which it would merge into, consolidate with or sell its assets to any other corporation or entity, an optionee would (i) be required to exercise all such Stock Options or (ii) consent to the conversion of such Stock Options into options to purchase shares of the acquiring entity's shares or (iii) receive the same consideration as received by other holders of the Company's Common Stock reduced by an amount equal to the exercise price of such Stock Options. Stock Options would not be assignable or otherwise transferable except by will or the laws of descent and distribution, and, in the case of NQSOs, if permitted under Rule 16b-3 of the Exchange Act and by the Committee, pursuant to a qualified domestic relations order as defined under the Code or
Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The exercise price of an option would be payable in cash, or, with the consent of the Committee, by delivering shares of Common Stock already owned by the optionee, or by a combination of cash and shares. Shares subject to Stock Options granted under the Plan which have lapsed or terminated may be re-granted under the Plan. The Committee may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the Plan. The Committee may also determine circumstances upon which Stock Options would become immediately exercisable and to accelerate the exercisability of any Stock Options.

No Stock Options have been granted under the Plan pending shareholder approval, and the Company does not currently plan to grant any such Stock Options until and unless the Plan is approved by the shareholders.

Amendments. The Committee has the full authority to amend the Plan, except that (i) stockholder approval would be required (a) to increase the number of shares available for the Plan, (b) to materially increase the benefits accruing to optionees, (c) to materially modify the eligibility requirements for options granted under the Plan, or
(d) to modify the provisions for determining fair market value under the Plan and (ii) those provisions of the Plan relating to grants to non-employee directors who serve on the Committee may not be amended more than once every six months, except for amendments necessary to conform the plan to changes in the provisions of the Code or ERISA, or the rules promulgated thereunder.

Federal Income Tax Consequences. The federal income tax consequences of an employee's participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules and participants in the Plan should consult their own tax advisors regarding their particular situation.

There are no federal income tax consequences to the optionee or the Company upon the grant of ISOs or NQSOs. Upon the exercise of NQSOs, the optionee will realize ordinary income in the amount by which the fair market value of the option stock exceeds the exercise price of the option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin just after the transfer of the shares that were subject to the NQSOs. If, at the time of issuance of the shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of (i) the date of exercise, or (ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and the exercise price.

Except as provided below with respect to "disqualifying dispositions", there generally is no regular federal income tax consequences upon the exercise of an ISO. However, for purposes of computing any alternative minimum tax liability, the amount by which the fair market value of the shares at the time of exercise exceeds the option price (or other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the option. The Company is not entitled to a deduction upon the exercise of an ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise, or within two years after the grant of the option, generally will result in the recognition of long-term capital gain or loss in an amount equal to the difference between the amount realized from the sale and the participant's tax basis in the shares, assuming that the shares were held as capital assets. The Company is not entitled to any tax deduction in such event. However, if the sale occurs within one year from the date of exercise or within two years from the date of grant (a "disqualifying disposition"), the optionee will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the options over the option price (or the optionee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the option price (or the optionee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary income (or any loss realized) will be a long-term or short-term capital gain (or loss), depending upon the length of time the shares were held and assuming that the shares were held as capital assets. If, at the time of issuance of the option shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the fair market value of shares acquired upon exercise of an ISO generally will be determined as of the later of (i) the time of exercise, or (ii) the expiration of six months from the date of option grant. The Company generally will be entitled to a tax deduction on a disqualifying disposition in the amount and at the time the ordinary income is recognized by the optionee assuming that such amount constitutes an ordinary and necessary business expense to the employer corporation.

Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one taxable year. Total remuneration would include amounts required to be included in ordinary income to the optionee as discussed above.

The table below summarizes the number of shares of Common Stock issuable upon exercise of Stock Options that would have been awarded under the Plan if it had been in effect during the 1995 fiscal year. The table sets forth such information with respect to each of the Company's current executive officers, all current executive officers as a group, all current directors who are not executive officers as a group and all employees or consultant other than executive officers as a group. Future benefits under the Plan are not determinable since grants of Stock Options are at the discretion of the Committee.


                           NEW PLAN BENEFITS

Name and Position             Number of Shares<F1>              Option
Exercise Price<F1, F2>

Allen S. Greene             31,500                 $7.38
President and Chief
Executive Officer

Fenwick H. Garvey             0                      -
Chairman of the Board

Matthew R. Naula              0                      -
Executive Vice President

Bruce M. Chodash              0                      -
Executive Vice President

Ben A. Plotkin
Senior Executive Vice President                    31,500   $7.38

All current executive       63,000                 $7.38
officers as a group
(5 persons)

All directors who             0
are not executive officers
as a group (4 persons)

All employees               64,575                 $7.20
who are not executive
officers as  a group (7 persons)

<F1> As  adjusted for the 5% common stock dividend declared on January
     26, 1996.

<F2> Based  on  the Fair Market Value of Common Stock on the  date  of grant.

VOTE REQUIRED FOR APPROVAL

Approval of this Proposal requires the affirmative vote of a plurality of the shares of the Company's Voting Stock, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-votes shall be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

THE PROPOSED PLAN IS INTENDED TO REPLACE THE COMPANY'S 1986 PLAN WHICH EXPIRES BY ITS TERMS PRIOR TO THE ANNUAL MEETING. THE PROPOSED PLAN AND THE 1986 PLAN ARE SUBSTANTIALLY SIMILAR IN THEIR TERMS EXCEPT THAT, AMONG OTHER THINGS, THE AGGREGATE NUMBER OF SHARES OF COMMON
STOCK ISSUABLE UPON EXERCISE OF OPTIONS TO BE GRANTED UNDER THE PROPOSED PLAN HAS BEEN REDUCED TO 200,000 FROM THE 369,865 SHARES WHICH REMAIN ISSUABLE UNDER THE 1986 PLAN PRIOR TO ITS TERMINATION.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

      RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg, independent certified public accountants, have made an annual audit of the Company's financial statements for the year ended December 31, 1995. A representative of Trien, Rosenberg, Felix, Rosenberg, Barr & Weinberg will not be present at the Annual Meeting. The Company has selected Deloitte & Touche LLP as its independent auditors for the 1996 fiscal year.

                   1997 ANNUAL MEETING; NOMINATIONS

Shareholders intending to present proposals at the 1997 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 14, 1996 and notify the Company of their intention to appear personally at the 1997 Annual Meeting to present such proposals in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting. Reference is made to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposals and the manner in which such proposals must be made. Pursuant to the Company's By-Laws, all nominations for election to the Board of Directors in 1997 must be submitted in writing to the Board of Directors not later than December 14, 1996. Such nominations must be addressed to the Secretary, Ryan, Beck & Co., Inc., 80 Main Street, West Orange, New Jersey 07052. Nominations must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Securities Exchange Act of 1934, as amended.

                             OTHER MATTERS

At the time that this Proxy Statement was mailed to shareholders, management was not aware that any matter other than those referred to in this proxy Statement would be presented for action at the Annual Meeting. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted with respect to those matters in accordance with the best judgment of the person voting them.

By Order of the Board of Directors,



Mildred Santillo
Secretary

April 12, 1996

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.


RYAN, BECK & CO., INC.   PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 14, 1996

The undersigned hereby appoints Mildred Santillo and Leonard J. Stanley, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 14, 1996 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD'S NOMINEES AND FOR THE PROPOSAL TO ADOPT THE COMPANY'S 1996 STOCK OPTION PLAN.

     Please mark boxes   /X/    in blue or black ink

1.   Election of the Board's nominees for Directors. Nominees: Fenwick
H. Garvey and Jack R. Rosenthal

     FOR [___] AGAINST [___]  ABSTAIN [___]

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:


______________________________________________________________________
________

2. To consider and vote upon a proposal to adopt the Company's New Stock Option Plan.

     FOR [___] AGAINST [___]  ABSTAIN [___]

3. Upon such other matters as may properly come before the meeting and/or any adjournment thereof, as they in their discretion may determine. The Board of Directors is not aware of any such matters.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign or if one signs, he should attach such evidence of his authority.

                         Date:________________________________________
                         ______, 1996
                         Signed:______________________________________
                         ___________

_______________________________________________________





ANNEX    A
RYAN, BECK & CO., INC.
STOCK OPTION PLAN

1. Purpose of the Plan. The purpose of this Stock Option Plan ("Plan") of Ryan, Beck & Co., Inc. (the "Company"), is to promote the interests of the Company by providing incentives to (i) designated officers and other key employees of the Company or a Subsidiary Corporation (as such term is defined under Section 424(f) of the Internal Revenue Code of 1986 as amended (the "Code")) and (ii) non-employee members of the Company's Board of Directors to attract and retain such persons and to encourage them to acquire or increase their proprietary interest in the Company and to maximize the Company's performance during the term of their employment or period of service with the Company.

2.    Definitions.   As used in the Plan, unless the context  requires
otherwise, the following terms shall have the following meanings:

a:   "Board" shall mean the Board of Directors of the Company.

b: The "Committee" shall mean a committee composed of two or more members of the Board each of whom shall be a "Disinterested Person" (as such term is defined in Rule 16-3 under the Exchange Act of 1934, as amended (the "Exchange Act")).

c: "Common Stock" shall mean the common stock, par value $.10 per share of the Company, or if, pursuant to the adjustment provisions set forth in Section 12 hereof, another security is substituted for the Common Stock, such other security.

d: "Fair Market Value" shall mean the fair market value of the Common Stock on the Grant Date (as hereinafter defined) or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the National Market segment of the NASDAQ Stock Market (the "National Market"), the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If on such date the Common Stock is traded in the over-the counter market (but not on the National Market), the Fair Market Value shall be the average of the high bid and the low asked price on such date (or if there are no reported bid and asked prices on the Grant Date, then the average between the high bid price and the low asked price on the next preceding day for which such quotations exist). If the Common Stock is neither listed or admitted to trading on any stock exchange, quoted on the National Market or traded in the over-the -counter market, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

e:   "Grant Date" shall mean the date on which an Option is granted.

f: "Option" shall mean the right, granted pursuant to the Plan, to purchase one or more shares of Common Stock. "Incentive Stock Option" shall mean an Option granted pursuant to Section 6 hereof. "Nonqualified Stock Option" shall mean an Option granted pursuant to
Section 7 hereof.

g:   "Optionee" shall mean a person to whom an Option has been granted under the Plan.

3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of 200,000 shares of Common Stock (subject to adjustment as set forth in Section 11 hereof.) The Board shall determine from time to time whether all or part of such 200,000 shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been re-acquired by the Company and which are held in its treasury. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the shares subject to such Option shall again become available for the grant of Options under the Plan.

4. Administration of the Plan. The Plan shall be administered by the Committee.

a:    Subject to the provisions of the Plan, the Committee shall  have full discretion and sole authority:

(i) To designate the employees of the Company to whom Options shall be granted, to determine whether individual Optionees shall be granted Incentive Stock Options or Nonqualified Stock Options, to designate the number of shares to be covered by each of the Options, and to determine the time or times at which Options shall be granted;

(ii) To determine the exercise price of Options granted hereunder, subject to Sections 6(a) and 7(a) hereof;

(iii)     To interpret the Plan;

(iv) To promulgate, amend and rescind rules, regulations, agreements and instruments relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

(v) To subject any Option to such additional terms and conditions (not inconsistent with the Plan) as may be specified when granting the Option, including without limitation additional restrictions or conditions on the exercise of an Option;

(vi) To determine circumstances upon which Options shall become immediately exercisable and to accelerate the exercisability of any Option; and

(vii) To make all other determinations in connection with the administration of the Plan.

b: The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having interests in the Plan or in any Option granted under the Plan.

c: Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

5. Eligibility. Optionees shall be selected by the Committee from among the officers and key full-time employees of the Company or a Subsidiary Corporation.

6. Incentive Stock Options. The following provisions shall apply solely with respect to Options which are designated by the Committee as "Incentive Stock Options" at the time of grant:

a: Option Exercise Price. The price at which shares of Common Stock shall be purchased upon exercise of any Incentive Stock Option shall be not less than the Fair Market Value of such shares on the Grant Date, except that if on the Grant Date an Optionee owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company's Parent Corporation (as such term is defined under Section 424(e) of the Code), if any, or any Subsidiary Corporations, then the price at which shares of Common Stock shall be purchased upon exercise of an Incentive Stock Option granted to such Optionee shall not be less than 110% of the Fair Market Value of such shares on the Grant Date and, notwithstanding Section 6(b) hereof, such Incentive Stock Option shall cease to be exercisable five (5) years after the Grant Date.

b:   Expiration.  Except as otherwise provided in Sections 6(a) and 11 hereof, each Incentive Stock Option granted hereunder shall cease to be exercisable ten years after the date on which it is granted.

c: Restriction on Exercise. The Fair Market Value (as determined on the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company and its Parent Corporation, if any, and its Subsidiary Corporations) cannot be greater than $100,000.

7. Nonqualified Stock Options. The following provision shall apply with respect to Options which are designated by the Committee as "Nonqualified Stock Options" at the time of grant:

a: Option Exercise Price. The price at which shares of Common Stock shall be purchased upon exercise of a Nonqualified Stock Option shall be not less than the Fair Market Value of such shares on the Grant Date.

b:    Expiration.  Except as otherwise provided in Section 11  hereof, each Nonqualified Stock Option granted hereunder shall cease to be exercisable ten years after the Grant Date.

c:   Designation.  Any Option which is not designated by the Committee as an Incentive Stock Option shall automatically be deemed to be a Nonqualified Stock Option.

8. Vesting of Option. The vesting period, if any, for all Options granted hereunder shall commence on the Grant Date and shall end on the date or dates, determined by the Committee.

9. Method of Exercise. Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Committee in its discretion, by transfer to the Company of capital stock of the Company having a Fair Market Value on the date of exercise equal to the excess of the purchase price for the shares purchased over the amount of any such certified or bank cashier's check. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

10. Termination of Employment. Except as set forth below, in the event that an Optionee's employment terminates for any reason, any Options then exercisable shall automatically terminate sixty days after the date on which such employment terminates.

a: In the event that an Optionee's employment terminates by reason of retirement, the Committee shall have the right to extend such Optionee's Options until the earlier of (x) three months after the date of retirement or (y) the date on which such Options would terminate pursuant to Sections 6(a), 6(b) and 7(b) hereof.

b: In the event that an Optionee's employment terminates by reason of disability, an Option exercisable by him shall terminate one year after the date of disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Sections 6(a), 6(b) and 7(d) hereof.

c: In the event that an Optionee's employment terminates by reason of death, an Option exercisable by him shall terminate one year after the date of death, but in any event not later than the date on which such Options would terminate pursuant to Sections 6(a), 6(b) and 7(b) hereof. During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this Section 11 shall entitle an Optionee or his personal representative, executor or administrator to exercise any Option which is not (on the date of exercise) then exercisable.

11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares, or the like, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Board to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share thereunder shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Board as to any adjustment shall be final and conclusive.

12. Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that:

a: the Company should adopt a plan of reorganization pursuant to which it shall merge into, consolidate with, or sell its assets to, any other corporation or entity (an "Acquiring Entity"), the Company may give an Optionee written notice thereof :

(i) requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any unvested Options which would, except for this Section 12, otherwise be unexercisable at that date); or

(ii) requiring such Optionee to consent to the conversion of such Options into an option to purchase the same number of shares of the Acquiring Entity's common stock as would have been received by the Optionee if the Optionee had exercised such Option; or

(iii) deeming such Options to have been exercised, in which case the Optionee shall be entitled to receive the same consideration per share as received by other holders of the Company's stock but reduced by an amount equal to the Fair Market Value on the Grant Date.

b: the Company should adopt a plan of complete liquidation, the Company shall give an Optionee written notice thereof requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any unvested Options which would, except for this Section 12, otherwise be unexercisable at that date).

Those Options which the Company requests to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by the end of such 30 day period shall automatically lapse irrevocably and the Optionee shall have no further rights with respect to such Options.

13. Option Grant. Each grant of an Option under the Plan will be evidenced by a document in such form as the Committee may from time to time approve. Such document will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the Option Agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14), containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, (the "Securities Act") any applicable State securities laws, and any other applicable law, regulation or rule.

14. Investment Letter. If required by the Committee, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1)
registered under the Securities Act, or (2) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereof.

15. Requirement of Law. The granting of Options, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefore shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld or to take whatever action it deems necessary to protect the interests of the Company in respect to such tax obligations.

17. Nonassignability. Only an Optionee (or his or her authorized legal representative) may exercise the rights granted hereunder. No Optionee may transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or
Title I of ERISA or the rules thereunder. Upon the death of an Optionee, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee shall furnish proof satisfactory to the Company of such person's right to receive the Option under the Optionee's will or under the applicable laws of descent and distribution.

18. Optionee's Rights as Shareholder and Employee. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an employee any right to continued employment nor shall it be deemed to give any employee any other right not specifically and expressly provided in the Plan.

19.  Termination and Amendment.

a:    Amendment.   The Board may amend or terminate the  Plan  at  any
time, subject to the following limitations:

(1) the approval by the shareholders of the Company shall be required in respect of any amendment that (A) materially increases the benefits accruing to participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 11 above), (C) increases the maximum number of shares of Common Stock for which any Optionee may be granted options under this Plan or (D) materially modifies the requirements as to eligibility for participation in the Plan; (E) modifies the provisions for determining the Fair Market Value; and

(2) the Board shall not amend the Plan if such amendment would cause the Plan, any Option or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, or if such amendment would cause the Plan or an Incentive Stock Option or exercise of an Incentive Stock Option to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price or an extension of the period during which an Incentive Stock Option may be exercised.

b: Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 20 below) unless earlier terminated by the Board or unless extended by the Board with approval of the stockholders.

c: Termination and Amendment of Outstanding Grants. Except as otherwise provided in Section 12 hereof or in any document evidencing the grant of an Option hereunder, a termination or amendment of the Plan that occurs after an Option has been granted shall not result in the termination or amendment of the Option unless the Optionee consents or unless the Committee acts under Section 21(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 21(b) below or may be amended by agreement of the Company and the Optionee which is consistent with the Plan.

20. Shareholder Approval. This Plan is subject to and no Options granted hereunder shall be exercisable until the approval of this Plan by the holders of a majority of the shares of stock of the Company present or represented in proxy in a vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan is not so approved by shareholders, the Plan and all Options granted hereunder shall automatically terminate and be of no force and effect. Subject to such approval, the effective date of the Plan shall be January 26, 1996.

21.  Miscellaneous.

a: Substitute Grants. The Committee may grant an Option to an employee or a non-employee director of another corporation, if such person shall become an employee or non-employee director of the Company, or a Subsidiary Corporation, by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any Option so granted shall be made in substitution for a stock option granted by the other corporation, but the terms and conditions of the Option so granted may vary from the terms and conditions required by the Plan and from those of the Option granted by the other corporation. The Committee shall prescribe the provisions of the Option so granted.

b: Compliance with Law. The Plan, the exercise of Option and the obligations of the Company to issue shares of Common Stock upon exercise of Options shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke the grant of any Option if it is contrary to law or modify any Option to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this section.

c: Sunday or Holiday. In the event, that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.